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                                                                   EXHIBIT 10.21

                         Remington Arms Company, Inc.
                              870 Remington Drive
                                 P.O. Box 700
                           Madison, N.C. 27025-0700
                                1-910-548-8700

                                                December 11, 1996

Mr. Thomas L. Millner
President
Remington Arms Company, Inc.
870 Remington Drive
Madison, NC 27025

Dear Tommy:

  This letter memorializes the understanding I have reached with Remington Arms Company, Inc. ("Remington"), and RACI Holding, Inc. ("Holding") (collectively, with me, the "Parties") regarding legal work I may undertake after my resignation as General Counsel of Remington becomes effective on December 31, 1996.

  This letter supplements the letter agreement between me and Remington, dated December 5, 1996 (the "Agreement"), and all capitalized terms contained herein and not otherwise defined shall have the meaning ascribed to them in the Agreement.

  1. Scope of undertaking as counsel. As General Counsel from May 1, 1994
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through the effective date of my resignation, I acted as attorney-at-law for
Remington and provided it with a full range of legal services on a variety of legal matters, including but not limited to litigations, transactions, and general corporate matters. In addition, I was frequently called upon to address legal issues which arose in the context of my concurrent role as Vice President of Marketing.

  The legal matters which I dealt with during my tenure at Remington included:

          a. Product liability counseling and litigation;

          b. Counseling concerning manufacturing, supply, distribution, advertising, sales, marketing, licensing arrangements and other contracts;
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Mr. Thomas L. Millner                   2               December 11, 1996

          c. Anti-trust counseling and litigation;

          d. Counseling regarding regulatory and legislative matters;

          e. Trademark and patent counseling and litigation; and

          f. Labor and employee relations counseling and litigation.

  The types of matters listed above related to the products manufactured, distributed, licenses and/or sold by Remington, or contemplated by Remington for manufacture, distribution, licensing, and/or sale, including but not limited to firearms and ammunition, and equipment used in hunting, shooting, fishing, camping and other outdoor and sporting activities.

  2. Restrictions imposed by the ethical rules. As used in this letter the term
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"Rules" shall refer to the various rules of professional conduct imposed on members of the legal profession. Moreover, to the extent that the Rules of more than one jurisdiction governing conduct of lawyers may apply to my representation of Remington and to the work I may undertake after December 31, 1996, and notwithstanding any contrary provision of the Letter Agreement regarding forum selection or choice of law, the Parties intend that the term "Rules" shall mean the most restrictive standard of conduct potentially applicable.

  I acknowledge that under the Rules, an attorney may not undertake a representation adverse to the interests of a former client in a matter substantially related to a matter in which the attorney represented the former client and that an attorney may not use information obtained in connection with such past representation to the disadvantage of the former client. I further acknowledge that the categories of matters listed in Section 1, above, are among
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the types of matters substantially related (as that term is used under the Rules restricting an attorney's ability to undertake a representation that may be adverse to the interests of a former client) to my service as General Counsel of Remington and about which I have gained information provided in confidence for the purpose of obtaining my legal advice. I hereby represent that I have no intention to, and will not, engage in any conduct which may so violate the Rules.

  The Parties acknowledge that the Rules also limit the ability of lawyers to enter into employment agreements which restrict the right to practice after termination of employment. It is the intention of the Parties that nothing in this letter, or the Letter Agreement, shall impose, or be read to impose, greater or different restrictions on my ability to practice law than those which may be imposed by the Rules, given the facts and circumstances described above.

  3. Consent to limited waiver. The Parties also acknowledge that the Rules
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establish imputed disqualifications preventing any lawyer in a firm from
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Mr. Thomas L. Millner                   3               December 11, 1996


undertaking a representation which, because of one lawyer's former representation, might be prohibited by the Rules, without the former client's prior consent.

  Remington represents that it will consent, upon reasonable prior notice and opportunity to consult with legal counsel, to my association with a law firm that may be retained in matters substantially related to those for which I provided legal services to Remington (including but not limited to those described in Section 1, above), provided, however, that both I and such law firm
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shall provide Remington with written and binding assurance that, should the firm's representation involve any matters adverse to Remington which may be or may become substantially related to the matters I handled as General Counsel (including but not limited to those described in Section 1, above), (a) I will
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not be in any way involved, and appropriate measures will be implemented to ensure that I do not become in any way involved, in such representation and (b) any information I acquired in my employment as General Counsel of Remington (including but not limited to information relating to the subjects described in Section 1, above) will be protected, and appropriate measures will be
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implemented to ensure such protection, from use in connection with such matters.

  Remington has agreed that its consent under this Section shall not be unreasonably withheld.

  4. Supplement to Letter Agreement. This letter adopts by reference Sections 11
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and 16 of the Letter Agreement. Except as may be specifically stated to the contrary, the Supplemental Agreement does not in any way, and shall not in any way be read to, limit, alter, or extinguish the provisions of the Letter Agreement. In particular, nothing in this letter shall affect any restrictions otherwise imposed by applicable law or the Letter Agreement on my future employment or my use of information gained in the course of my employment with Remington, in my capacity other than that as an attorney.

  5. Breach of Terms of This Letter. If the Holding Board determines in good
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faith that I have failed to comply with my obligations under this letter,
Remington and Holding shall be released of their obligations under the Letter Agreement as if I had failed to comply with my obligations and covenants under the Letter Agreement.

  I hereby confirm, accept and agree with and to the terms, covenants and obligations set forth in this Supplemental Agreement. Please confirm your agreement and acceptance of the same by signing, dating and returning the enclosed copy of this letter to me.

                                        Sincerely yours,

                                        /s/ Robert W. Haskin, Jr.
                                        -------------------------
                                        Robert W. Haskin, Jr.
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Mr. Thomas L. Millner                   4               December 11, 1996

The following hereby confirm, accept and agree with and to the terms, covenants and obligations set forth in this Supplemental Agreement:


REMINGTON ARMS COMPANY, INC.

By: /s/ Robert L. Euritt
    --------------------
Name: Robert L. Euritt
Title: Vice President Human Resources

RACI HOLDING, INC.

By: /s/ Thomas L. Millner
    ---------------------
Name: Thomas L. Millner
Title: President and Chief Operating Officer